UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2003 (May 14, 2003)

New Century Equity Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28536 (Commission File Number)	74-2781950 (IRS Employer Identification No.)

10101 Reunion Place, Suite 450, San Antonio, Texas (Address of Principal Executive Offices)		78216 (Zip Code)

Registrant’s telephone number, including area code: (210) 302-0444

Item 5. Other Events

              On May 14, 2003, New Century Equity Holdings Corp. (“Company”) received a Nasdaq Staff Determination indicating that the Company fails to comply with the minimum bid price requirement for continued listing as set forth in the Nasdaq Marketplace Rule 4310(c)(4), and that its securities are, therefore, subject to delisting from The Nasdaq SmallCap Market.

              On or before May 21, 2003, the Company will submit a request to the Nasdaq for a hearing before a Nasdaq Listing Qualifications Panel (“Panel”) to review the Nasdaq Staff Determination. There can be no assurances the Panel will grant the Company’s request for continued listing.

              On March 18, 2003, The Nasdaq Stock Market filed a Proposed Rule Change with the Securities and Exchange Commission (“SEC”) that would, if accepted, provide the Company with up to an additional 270-day listing extension. There can be no assurances the SEC will accept the Proposed Rule Change.

Item 7. Financial Information, Pro Forma Financial Information and Exhibits

(a)	Financial Information

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit	Description

99.1	Press Release, dated May 15, 2003

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2003	NEW CENTURY EQUITY HOLDINGS CORP. By: /s/ DAVID P. TUSA —————————————— Name: David P. Tusa Title: Executive Vice President, Chief Financial Officer and Corporate Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated May 15, 2003